EXHIBIT 99.1


                                      PROXY

                          ABBEVILLE CAPITAL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Thomas D. Sherard, Jr. and _______________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Abbeville Capital Corporation, a South Carolina corporation, which the undersigned would be entitled to vote if personally present at the special meeting of Abbeville stockholders to be held at the main office of The Bank of Abbeville located at 203 S. Main Street, Abbeville, South Carolina 29620, on ____________, ________________, 1999, at _____ p.m., local time, and at any adjournment or postponement thereof upon the proposals described in the proxy statement/prospectus and the notice of the special meeting of stockholders, dated _____________, 1999, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of March 31, 1999, by and between FLAG Financial Corporation and Abbeville pursuant to which (i) Abbeville will merge with and into FLAG, and (ii) each share of the $5.00 par value common stock of Abbeville issued and outstanding at the effective time of the Merger will be exchanged fora minimum of 3.48 shares of $1.00 par value common stock of FLAG.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. In the discretion of the proxies to vote on such other matters as may properly come before the special meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED: __________________________ , 1999


                                           __________________________
                                               Signature

                                           __________________________
                                           Signature if held jointly

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ABBEVILLE CAPITAL CORPORATION, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

              I _____will _____will not attend the special meeting.